Exhibit 99.1
Monarch Community Bancorp, Inc. Announces Suspension of Quarterly Dividend
COLDWATER, MICHIGAN, November 3, 2009— Monarch Community Bancorp, Inc. (NASDAQ Capital Market: MCBF), the holding company for Monarch Community Bank, today announced that its Board of Directors has decided to discontinue the quarterly cash dividend previously paid on shares of its common stock. “The current economic conditions and the Bank’s level of earnings have made it necessary for us to review our dividend. In order to preserve our capital we think it is prudent to suspend the payment of the cash dividend until we return to viable level of profitability” said Don Denney, President and CEO. “The high unemployment rate and decline in real estate values have had a negative impact on our earnings. While the U.S. economy is showing signs of recovery, unfortunately the economic recovery in Michigan is not expected to occur until 2011. We believe maintaining our strong capital position will not only sustain us through the current economic challenges but allow us to take full advantage of the recovery when it begins.”
Monarch Community Bank is headquartered in Coldwater, Michigan and operates six full service retail offices in Branch, Calhoun and Hillsdale counties.
Certain statements in this press release, including statements regarding the Bank’s business, and the intent, belief or current expectations of the Bank, its directors or its officers, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). You can identify these forward-looking statements because they may include terms such as “believes,” “anticipates,” “intends,” “expects” or similar expressions. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such “forward-looking” statements. These risks and uncertainties include, but are not limited to, risks related to the local and national economy, the Bank’s performance and regulatory matters.
For additional information, visit Monarch Community Bancorp’s website at www.monarchcb.com.
Contact:
Donald L. Denney, President and CEO
Phone: (517) 279-3978